EXHIBIT 5

                     Opinion of Greenberg Traurig, LLP as to
                 the legality of the securities being registered
                       by CNL Retirement Properties, Inc.

                                GREENBERG TRAURIG
                                Attorneys at Law



                                                                  March 21, 2003

CNL Retirement Properties, Inc.
450 South Orange Avenue
Orlando, FL 32801

Ladies and Gentlemen:

         We have acted as counsel for CNL Retirement Properties, Inc., a Maryland corporation (the "Company"), in connection with the registration and proposed sale of 175,000,000 shares of common stock of the Company, par value $.01 per share, having a per share purchase price of $10.00 (the "Shares"), pursuant to pre-effective Amendment No. 1 to the Registration Statement on Form S-11 (File No. 333-100347) which was filed by the Company under the Securities Act of 1933 (the "Registration Statement").

         Based upon an examination and review of, and in reliance upon, such documents as we have deemed necessary, relevant or appropriate, we are of the opinion that upon payment for and issuance and delivery as provided in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Opinions" in the prospectus constituting a part of the Registration Statement.

                                                      Very truly yours,

                                                      /s/ Greenberg Traurig, LLP
                                                      Greenberg Traurig, LLP














                             GREENBERG TRAURIG, LLP
                    200 PARK AVENUE, NEW YORK, NEW YORK 10166
                 (212) 801-9200 FAX (212) 801-6400 www.gtlaw.com
 AMSTERDAM ATLANTA BOCA RATON BOSTON CHICAGO DENVER FORT LAUDERDALE LOS ANGELES
                 MIAMI NEW YORK NEW JERSEY ORLANDO PHILADELPHIA
        PHOENIX TALLAHASSEE TYSONS CORNER WASHINGTON D.C. WEST PALM BEACH
                                WILMINGTON ZURICH